Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-10

DEFI TECHNOLOGIES INC.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Shares, without par value	(1)	457(o)		$	$0.00	0.0001531	$
Fees to be Paid	Other	Warrants	(2)	457(o)			0.00	0.0001531
Fees to be Paid	Other	Subscription Receipts	(3)	457(o)			0.00	0.0001531
Fees to be Paid	Debt	Debt Securities	(4)	457(o)			0.00	0.0001531
Fees to be Paid	Other	Units	(5)	457(o)			0.00	0.0001531
Fees to be Paid	Unallocated (Universal) Shelf		(6)	457(o)		$	$200,000,000.00	0.0001531		$30,620.00

Total Offering Amounts:							$200,000,000.00			30,620.00
Total Fees Previously Paid:										0.00
Total Fee Offsets:										0.00
Net Fee Due:										$30,620.00

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Offering Note(s)

(1)	There are being registered under the Registration Statement to which this exhibit pertains (the “Registration Statement”) such indeterminate number of common shares, warrants, subscription receipts, debt securities and units of Defi Technologies Inc. (the “Registrant”) as shall have an aggregate initial offering price not to exceed $200,000,000 in the United States (or its equivalent in any other currency used to denominate the securities). Any securities registered by this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.
(2)	There are being registered under the Registration Statement to which this exhibit pertains (the “Registration Statement”) such indeterminate number of common shares, warrants, subscription receipts, debt securities and units of Defi Technologies Inc. (the “Registrant”) as shall have an aggregate initial offering price not to exceed $200,000,000 in the United States (or its equivalent in any other currency used to denominate the securities). Any securities registered by this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.
(3)	There are being registered under the Registration Statement to which this exhibit pertains (the “Registration Statement”) such indeterminate number of common shares, warrants, subscription receipts, debt securities and units of Defi Technologies Inc. (the “Registrant”) as shall have an aggregate initial offering price not to exceed $200,000,000 in the United States (or its equivalent in any other currency used to denominate the securities). Any securities registered by this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.
(4)	There are being registered under the Registration Statement to which this exhibit pertains (the “Registration Statement”) such indeterminate number of common shares, warrants, subscription receipts, debt securities and units of Defi Technologies Inc. (the “Registrant”) as shall have an aggregate initial offering price not to exceed $200,000,000 in the United States (or its equivalent in any other currency used to denominate the securities). Any securities registered by this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.
(5)	There are being registered under the Registration Statement to which this exhibit pertains (the “Registration Statement”) such indeterminate number of common shares, warrants, subscription receipts, debt securities and units of Defi Technologies Inc. (the “Registrant”) as shall have an aggregate initial offering price not to exceed $200,000,000 in the United States (or its equivalent in any other currency used to denominate the securities). Any securities registered by this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.
(6)	There are being registered under the Registration Statement to which this exhibit pertains (the “Registration Statement”) such indeterminate number of common shares, warrants, subscription receipts, debt securities and units of Defi Technologies Inc. (the “Registrant”) as shall have an aggregate initial offering price not to exceed $200,000,000 in the United States (or its equivalent in any other currency used to denominate the securities). Any securities registered by this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 with respect to the securities to be sold by the Registrant. In no event will the aggregate offering price of all securities sold by the Registrant from time to time pursuant to this Registration Statement in the United States exceed $200,000,000.

Based on the SEC's registration fee of $153.10 per $1,000,000 of securities registered.

The estimated registration fee for the securities has been calculated pursuant to Rule 457(o) of the Securities Act of 1933.